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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Johnson Controls, Inc. of our report dated October 23, 1995 appearing on page 39 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 28 of this Form 10-K.

       1. Post-Effective Amendment No. 6 to Form S-16 on Form S-3 (Registration No. 2-64288)

       2.      Registration Statement on Form S-8 (Registration No. 33-30309)

       3.      Registration Statement on Form S-8 (Registration No. 33-31271)

       4.      Registration Statement on Form S-3 (Registration No. 33-50110)

       5.      Registration Statement on Form S-8 (Registration No. 33-58092)

       6.      Registration Statement on Form S-8 (Registration No. 33-58094)

       7.      Registration Statement on Form S-8 (Registration No. 33-49862)

       8.      Registration Statement on Form S-3 (Registration No. 33-57685)

       9.      Registration Statement on Form S-3 (Registration No. 33-64703)





PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
December 20, 1995